Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-197748, No. 333-203143, No. 333-211264, and No. 333-217831 and Form S-3 No. 333-206324) of Immune Design Corp. of our report dated March 14, 2018, with respect to the consolidated financial statements of Immune Design Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP
Redwood City, California
March 14, 2018